Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-3 (File Nos. 333-261728, 333-248974, 333-229624, 333-222916, 333-219726, 333-208679 and 333-201797) and Form S-8 (File Nos. 333-256079, 333-229625, 333-196067 and 333-169742) of S&W Seed Company of our report dated September 27, 2023 relating to the 2023 consolidated financial statements, appearing in this Annual Report on Form 10-K.

/s/ Crowe LLP

Los Angeles, California

November 1, 2024